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                                                                   EXHIBIT 10.18

                 FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

         THIS FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT ("Amendment") is executed as of this 30th day of April, 1997, by-and between RADIO SYSTEMS CORPORATION, a Tennessee corporation with principal offices in Knoxville, Tennessee ("Borrower") and FIRST AMERICAN NATIONAL BANK, a national banking association with principal offices in Nashville, Tennessee ("Lender");

                              W I T N E S S E T H:

         WHEREAS, Borrower and Lender entered into that certain Loan and Security Agreement dated April 3, 1995, as amended by that certain First Amendment to Loan and Security Agreement dated October 25, 1995, that certain Second Amendment to Loan and Security Agreement dated May 17, 1996, that certain Third Amendment to Loan and Security Agreement dated December 13, 1996, and that certain Fourth Amendment to Loan and Security Agreement dated January 22, 1997 (as amended, the "Agreement"), pursuant to which Lender has made available to Borrower a line of credit currently in the maximum principal amount of $4,000,000, as described therein; and

         WHEREAS, Borrower and Lender desire to further amend the Agreement in certain respects;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Article I of the Agreement is hereby amended by substituting the following definitions for the existing definitions of the following terms and, as applicable, adding the following definitions:

                  "Acquisition" means the acquisition by Borrower of all or any substantial part of the business or assets of any other person or entity.

                  "Acquisition Line" shall have the meaning assigned such term in Section 2.5 of this Agreement.

                  "Acquisition Line Interest Rate" shall mean an annual rate equal to the lesser of (a) the maximum contact rate of interest permitted to be charged under applicable law or (b) the interest rate from time to time designated by Lender as its "Index Rate" plus one percentage point (1%), computed on the basis of a 360-day year, actual number of days elapsed, adjusted daily as the Index Rate changes.

                  "Acquisition Line Termination Date" shall mean May 30, 1998.

                  "Acquisition Notes" shall have the meaning assigned such term in Section 2.5 of this Agreement.

                  "Borrowing Base" shall mean an aggregate amount equal to the sum of (a) seventy-five percent (75%) of Eligible Receivables, plus (b) the lesser of fifty percent (50%) of Eligible Inventory or the Inventory Borrowing Limit, plus (c) the lesser of fifty percent (50%) of the face amount of trade letters of credit issued by Lender for the account of Borrower securing the purchase of Inventory by Borrower or $150,000.


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                  "Inventory Borrowing Limit" shall mean (a) $1,800,000 from
         April 30, 1997, through September 30, 1997, and from December 31, 1997 through June 30, 1998, and (b) $1,500,000 at all other times.

                  "Line of Credit Borrowing Limit" shall mean $5,000,000.

                  "Line of Credit Interest Rate" shall mean an annual rate equal to the lesser of (a) the maximum contract rate of interest permitted to be charged under applicable law or (b) the interest rate from time to time designated by Lender as its "Index Rate" plus one percentage point (1%), computed on the basis of a 360-day year, actual number of days elapsed, adjusted daily as the Index Rate changes; provided, however, such rate shall be reduced to the Index Rate plus one-half percentage point (1/2%) so long as no Event of Default exists hereunder and Borrower's debt-to-tangible net worth (as defined in Section 6.3 of this Agreement) is not greater than 1.5 to 1.0 as of December 31, 1997. Any adjustment in the Line of Credit Interest Rate shall be effective as of December 31, 1997, based upon Lender's satisfactory review of Borrower's audited financial statements for the year ending December 31, 1997. If, at any time thereafter, Borrower fails to maintain a debt-to-worth ratio of not greater than 1.5 to 1.0, the Line of Credit Interest Rate shall revert to the Index Rate plus one percentage point (1%) for the remainder of the term of the Line of Credit, effective as of the month-end for which Borrower fails to maintain such compliance.

                  "Line of Credit Termination Date" shall mean May 30, 1999.

                  "Line of Credit Note" shall mean that certain Amended and Restated Master Secured Promissory Note dated April ___, 1997, in the principal amount not exceeding the Line of Credit Borrowing Limit, made and executed by Borrower, payable to-the order of Lender, evidencing the indebtedness of Borrower to Lender in connection with the Line of Credit, together with any and all extensions, modifications, renewals and/or replacements thereof.

                  "Permitted Acquisitions" shall have the meaning assigned such term in Section 2.5 of this Agreement.

                  "Service Fee" shall mean $1,500, payable quarterly beginning March 31, 1997, and on the last day of every third month thereafter.

         2. Acquisition Line. The following Section 2.5 is hereby added to the Agreement immediately following Section 2.4:

                  2.5 Acquisition Line. In addition to the Line of Credit, Lender shall make available to Borrower a non-revolving acquisition line of credit in the maximum principal amount of $1,500,000 (the "Acquisition Line"). Prior to the Acquisition Line Termination Date and so long as no Event of Default (or event that with the giving of notice or the passage of time or both would constitute an Event of Default) has occurred and is in existence hereunder, Lender shall advance proceeds under the Acquisition Line to Borrower upon Borrower's request on a non-revolving basis, subject to the following terms and conditions:

                  (a) The purpose of the Acquisition Line shall be to finance Permitted Acquisitions by Borrower. The proceeds by the Acquisition Line shall be used for no other purpose.

                  (b) All advances under the Acquisition Line for a particular Permitted Acquisition shall be evidenced by a separate term promissory note bearing interest at the Acquisition Line Interest Rate (collectively the "Acquisition Notes"). Interest only under the


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         Acquisition Notes shall be payable monthly, in arrears, until consummation of the subject Permitted Acquisition. Thereafter, principal and interest shall be due and payable in monthly installments based upon an amortization period to be determined by Lender in its sole discretion, but in no event greater than thirty-six (36) months.

                  (c) Prior to the initial advance under the Acquisition Line, Borrower shall pay to Lender a non-refundable commitment fee of $11,250.

                  (d) As used herein, "Permitted Acquisitions" shall mean Acquisitions which have the prior written approval of Lender, which approval may be granted or withheld in Lender's sole discretion. Without limiting the foregoing, Permitted Acquisitions shall be subject to the following terms and conditions:

                           (i) following a Permitted Acquisition financed with the proceeds of the Acquisition Line, the debt-to-tangible net worth ratio covenant set forth in Section 6.3 of this Agreement shall be adjusted as determined by Lender to reflect the resulting changes in Borrower's financial condition; provided, however, in no event shall any such adjustment permit Borrower's debt-to-tangible worth ratio to exceed 4.0 to 1.0,

                           (ii) following a Permitted Acquisition, Borrower's cash flow coverage ratio (ratio of net income plus interest expense, amortization and depreciation to current maturities of long-term debt plus interest expense) shall be not less than 2.0 to 1.0 (this calculation shall include any indebtedness incurred in connection with the ; subject Permitted Acquisition, but shall exclude any projected increase in cash flow associated with such Permitted Acquisition),

                           (iii) any seller or other third-party financing
                  arising in connection with a Permitted Acquisition must be on terms satisfactory to Lender in all respects and must be fully subordinated to any and all indebtedness of Borrower to Lender pursuant to subordination agreements in form and substance satisfactory to Lender in all respects,

                           (iv) all Permitted Acquisitions must be within a similar industry and complementary product line as Borrower's existing business,

                           (v)   prior to the closing of a Permitted
                  Acquisition, Borrower shall provide to Lender such information with respect thereto as Lender may request, including but not limited to drafts of purchase agreements and other acquisition documents and financial projections, all of which must be satisfactory to Lender in all respects, and

                           (vi) at the time of a Permitted Acquisition, no Event of Default shall exist hereunder, and the consummation of the subject Permitted Acquisition shall not result in an Event of Default (except with respect to financial covenants which Lender has agreed, in its sole discretion, to modify as a result of said Permitted Acquisition).

         3. K-Mart Receivables. "Eligible Receivables" shall include all Receivables arising out of the sale of Borrower's Inventory to K-Mart Corporation (collectively the "K-Mart Receivables"), excluding (a) all K-Mart Receivables that have been outstanding for more than thirty (30) days after the due dates of the corresponding invoices or more than ninety (90) days after the dates of the corresponding invoices, (b) all K-Mart Receivables if more than twenty-five percent (25%) of the K-Mart Receivables are otherwise ineligible (other than pursuant to (c) of this paragraph), (c) the


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amount by which total K-Mart Receivables exceed twenty-five percent (251) of
Borrower's total Receivables and (d) any K-Mart Receivables which are otherwise ineligible pursuant to the provisions of the Agreement.

         4. Financial Covenants. Section 6.2 (Net Worth Requirements) and
Section 6.3 (Debt to Worth Ratio) of the Agreement are hereby amended to provide as follows:

            6.2 (Net Worth Requirements). Borrower shall at all times maintain a minimum tangible net worth of $2,400,000 through June 30, 1997; $3,000,000 from July 1, 1997, through December 31, 1997;
         $3,500,000 from January 1, 1998 through September 30, 1998; and $4,000,000 thereafter. For purposes of this covenant, "tangible net worth" shall refer to Borrower's total assets minus total liabilities minus prepaids, intangibles and amounts due from affiliates plus any debt subordinated to indebtedness of Borrower to Lender pursuant to subordination agreements satisfactory to Lender, all determined in accordance with generally accepted accounting principles consistently applied.

            6.3 (Debt-to-Tangible Worth Ratio). Borrower shall at all times maintain a ratio of total liabilities (exclusive of any debt subordinated to indebtedness of Borrower to Lender pursuant to subordination agreements satisfactory to Lender) to tangible net worth of not more than 3.0 to 1.0 through September 30, 1997; 2.5 to 1.0 from October 1, 1997 through December 31, 1998; and-2.0 to 1.0 thereafter. For purposes of this covenant, "tangible net worth" shall have the meaning set forth in Section 6.2 hereof.

         5. Representations and Warranties. Borrower represents and warrants that the representations and warranties set forth in Article IV of the Agreement are true and correct on and as of the date of this Amendment, and that no default or Event of Default exists under the Agreement or any other documents executed in connection therewith.

         6. Miscellaneous. Except as amended hereby, the Agreement shall remain in full force and effect. This Amendment does not constitute a waiver of any default or Event of Default under the Agreement, whether or not Lender is aware of any such default or Event of Default.


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         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                                    LENDER:

                                    FIRST AMERICAN NATIONAL BANK



                                    By: /s/  John D. Goodman
                                        -------------------------------
                                        Title: Assistant Vice-President
                                               ------------------------



                                    BORROWER:

                                    RADIO SYSTEMS CORPORATION



                                    By: /s/  Randy Boyd
                                        -------------------------------
                                        Title: President
                                               ------------------------


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